CODE OF ETHICS

                                       OF

                                GROWTH PORTFOLIO

      WHEREAS, Growth Portfolio (the "Company") is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, Rule 17j-1 under the 1940 Act requires the Company to adopt a Code of Ethics ("the Code"); and NOW, THEREFORE, the Company hereby adopts the following Code, effective as of March 14, 2000.

I.    DEFINITIONS

      For the purpose of the Code the following terms shall have the meanings set forth below:

      A. "Access person" means any director, trustee, officer, or advisory person of the Company; provided, however, that any person who is an access person of any investment advisor of, or principal underwriter for, any registered investment company and who is required by Rule 17j-1 of the 1940 Act to report his or her securities transactions to such investment advisor or principal underwriter, shall not be deemed an access person of the Company.

      B.     "Advisory person" means

             1. any  employee  of  the  Company,   its  investment   advisor  or
                administrator (or of any entity in a control relationship with the Company, its investment advisor or administrator, as defined in Section I.D. hereof), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information (other than publicly available information) regarding the purchase or sale of a security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

             2. any natural person directly or indirectly  owning,  controlling, or holding with power to vote, 25% or more of the outstanding voting securities of any of the Company, its investment advisor or administrator, who obtains information (other than publicly available information) concerning recommendations made by the Company, its investment advisor or administrator with regard to the purchase or sale of a security.

      C.   "Affiliated persons" or "Affiliates" means

             1. any employee or access person of the Company,  and any member of the immediate family (defined as spouse, child, mother, father, brother, sister, in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

             2. any account for which any of the  persons  described  in Section
                I.C.1. hereof is a custodian, trustee or otherwise acting in a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time give investment advice; and

             3. any  partnership,  corporation,  joint  venture,  trust or other entity in which any employee of the Company or access person of the Company directly or indirectly, in the aggregate, has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

      D. "Control" means the power to exercise a controlling influence over the management or policies of a corporation. Any person who owns beneficially, either directly or through one or more controlled corporations, more than 25% of the voting securities of a corporation shall be presumed to control such corporation.

      E. "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt of, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; provided, however, that "security" shall not mean securities issued or guaranteed by the Government of the United States, its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

      F. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

      G. "Security held or to be acquired" by the Company means any security that, within the most recent fifteen (15) days:

           1. is or has been held by the  Company,  or

           2. is being or has been considered by the Company for purchase by the Company.

      H.   "Beneficial   ownership  of  a  security"  by  any  person   includes
           securities  held by:

           1. a spouse, minor children or relatives who share the same home with such person;

           2. an estate for such person's benefit;

           3. a trust, of which

              a. such person is a trustee or such person or members of such person's immediate family have a vested interest in the income or corpus of the trust, or

              b.  such  person  owns a vested  beneficial  interest,  or

              c. such person is the settlor and such person has the power to revoke the trust without the consent of all the beneficiaries;

           4. a partnership in which such person is a partner;

           5. a corporation (other than with respect to treasury shares of the corporation) of which such person is an officer, director or 10% stockholder;

           6. any other person if, by reason of contract, understanding, relationship, agreement or other arrangement, such person obtains therefrom benefits substantially equivalent to those of ownership; or

           7. such person's spouse or minor children or any other person, if, even though such person does not obtain therefrom the above-mentioned benefits of ownership, such person can vest or re-vest title in himself at once or at some future time.

           A beneficial owner of a security also includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes the power to vote, or to direct the voting of such security, and investment power includes the power to dispose, or to direct the disposition of such security. A person is the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time within sixty (60) days.

II.   IDENTIFICATION OF ACCESS PERSONS

      A. The Company will maintain a list of all access persons and will notify each access person in writing that such person is an access person. Once a person has been so identified, he/she shall continue to be an access person until otherwise notified in writing by the Company; provided, however, if such person is an access person solely because he/she is a director/trustee of the Company, such person shall cease to be an access person at the time such person ceases to be a director/trustee.

      B. Each access person will be given a copy of the Code at the time such person becomes an access person.

III.  COMPLIANCE WITH GOVERNING LAWS, REGULATIONS AND PROCEDURES

      A. Each access person shall comply strictly with all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

      B. Each access person shall comply strictly with procedures established by the Company to ensure compliance with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations.

      C. Access persons shall not knowingly participate in, assist, or condone any acts in violation of any statute or regulation governing securities matters, nor any act that would violate any provision of this Code or any rules adopted thereunder.

IV.   CONFIDENTIALITY OF TRANSACTIONS

      A. Information relating to the Company's portfolio and research and studies activities is confidential until publicly available. Whenever statistical information or research is supplied to or requested by the Company, such information must not be disclosed to any persons other than as duly authorized by the President or the Board of Directors/Trustees of the Company. If the Company is considering a particular purchase or sale of a security, this must not be disclosed except to such duly authorized persons.

      B. If any access person should obtain information concerning the Company's portfolio (including the consideration by the Company of acquiring or recommending any security for the Company's portfolio), whether in the course of such person's duties or otherwise, such person shall respect the confidential nature of this information and shall not divulge it to anyone unless it is properly part of such person's services to the Company to do so or such person is specifically authorized to do so by the President of the Company.

V.    ETHICAL STANDARDS

      A. Access persons shall conduct themselves in a manner consistent with the highest ethical standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest, or the appearance of a conflict of interest, with the Company or which may be otherwise detrimental to the interests of the Company.

      B. Conflicts of interest generally result from a situation in which an individual has personal interests in a matter that is or may be competitive with his responsibilities to another person or entity (such as the Company) or where an individual has or may have competing obligations or responsibilities to two or more persons or entities. In the case of the relationship between the Company on the one hand, and its employees and access persons and their respective affiliates on the other hand, such conflicts may result from the purchase or sale of securities for the account of the Company and for the personal account of the individual involved or the account of any affiliate of such person. Such conflict may also arise from the purchase or sale for the account of the Company of securities in which an access person or employee of the Company (or an affiliate of such person) has an interest. In any such case, potential or actual conflicts must be disclosed to the Company, and the first preference and priority must be to avoid such conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in a manner not disadvantageous to the Company.

VI.   ACTIVITIES AND TRANSACTIONS OF ACCESS PERSONS

      A. No access person shall recommend to, or cause or attempt to cause, the Company to acquire, dispose of, or hold any security (including, any option, warrant or other right or interest relating to such security) which such access person or an affiliate of such access person has direct or indirect beneficial ownership, unless the access person shall first disclose to the Board of Directors/Trustees all facts reasonably necessary to identify the nature of the ownership of such access person or his or her affiliate in such security.

      B. No access person or affiliate of such access person shall engage in a purchase or sale of a security (including, any option, warrant or other right or interest relating to such security), other than on behalf of the Company, with respect to any security, which, to the actual knowledge of such access person at the time of such purchase or sale, is (i) being considered for purchase or sale by the Company; or (ii) being purchased or sold by the Company.

      C.   The prohibitions of Section VI.B. above shall not apply to:

           1. Purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

           2. Purchases or sales which are non-volitional on the part of either the access person or the Company.

           3. Purchases that are part of an automatic dividend reinvestment plan.

           4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

           5. Purchases or sales which receive the prior approval of the President of the Company because they are only remotely potentially harmful to the Company because they would be very unlikely to affect trading in or the market value of the security, or because they clearly are not related economically to the securities to be purchased, sold or held by the Company.

      D. If, in compliance with the limitations and procedures set forth in this Section VI, any access person or an affiliate of such person shall engage in a purchase or sale of a security held or to be acquired by the Company, first preference and priority must be given to any transactions that involve the Company, and the Company must have the benefit of the best price obtainable on acquisition and the best price obtainable on disposition of such securities.

      E. If, as a result of fiduciary obligations to other persons or entities, an access person believes that such person or an affiliate of such person is unable to comply with certain provisions of the Code, such access person shall so advise the Board of Directors/Trustees in writing, setting forth with reasonable specificity the nature of such fiduciary obligations and the reasons why such access person believes such person is unable to comply with any such provisions. The Board of Directors/Trustees may, in its discretion, exempt such access person or an affiliate of such person from any such provisions, if the Board of Directors/Trustees shall determine that the services of such access person are valuable to the Company and the failure to grant such exemption is likely to cause such access person to be unable to render services to the Company. Any access person granted an exemption (including, an exception for an affiliate of such person) pursuant to this Section VI.E. shall, within three business days after engaging in a purchase or sale of a security held or to be acquired by a client, furnish the Board of Directors/Trustees with a written report concerning such transaction, setting forth the information specified in Section VII.B. hereof.

VII.  Reporting Procedures

      A. Except as provided by Sections VII.C. and VII.D. hereof, every access person shall report to the Board of Directors/Trustees the information described in Section VII.B. hereof with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security (whether or not such security is a security held or to be acquired by a client); provided, however, that any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

      B. Every report required to be made pursuant to Section VII.A. hereof shall be made not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

           1. The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

           2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

           3.   The price at which the transaction was effected; and

           4. The name of the broker, dealer or bank with or through whom the transaction was effected.

      C. Notwithstanding the provisions of Section VII.A. and VII.B. hereof, no person shall be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

      D. Notwithstanding the provisions of Section VII.A. and VII.B. hereof, an access person who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make a report solely by reason of being a director/trustee of the Company, need only report a transaction in a security if such director/trustee, at the time of the transaction, knew or, in the ordinary course of fulfilling his official duties as a director/trustee of the Company, should have known, that, during the 15-day period immediately preceding or after the date of the transaction by the director/trustee, such security is or was purchased or sold, or considered by the Company or its investment advisor for purchase or sale by the Company.

      E. Every access person who beneficially owns, directly or indirectly, 1/2% or more of the stock of any company the securities of which are eligible for purchase by the Company shall report such holdings to the Company.


VIII. Review Procedures

      A. The reports submitted by access persons pursuant to Section VII.B. hereof shall be reviewed at least quarterly by the Board of Directors/Trustees or such other persons or committees as shall be designated by the Board of Directors/Trustees, in order to monitor compliance with this Code.

      B. If it is determined by the Board of Directors/Trustees that a violation of this Code has occurred and that the person violating this Code has purchased or sold a security at a more advantageous price than that obtained by the Company, such person shall be required to offer to sell to or purchase from the Company, as the case may be, such security at the more advantageous price. If this cannot be consummated, then the Board of Directors/Trustees shall take such other course of action as it may deem appropriate. With respect to any violation of this Code, the Board of Directors/Trustees may take any preventive, remedial or other action that it may deem appropriate. In determining whether or not there has been, or may be, a conflict of interest between the Company and any person subject to this Code, the Board of Directors/Trustees shall consider all of the relevant facts and circumstances.